February 11, 2004

The PBSJ Corporation

2001 N.W. 107th Avenue

Miami, Florida 33172-2507

Re:	The PBSJ Corporation Stock Ownership Plan (the “Plan”)
Registration Statement (the “Registration Statement”) on Form S-8

Ladies and Gentlemen:

As Corporate Counsel, Vice President, and Assistant Secretary of The PBSJ Corporation (the “Company”), I am familiar with the activities of the Company and its corporate records. I have participated in the preparation of the Company’s Form S-8 Registration Statement being filed by the Company under the Securities Act of 1933 for the purpose of registering 3,000,000 shares of common stock, par value $.00067 per share (the “Shares”), issuable pursuant to the Plan.

In my capacity as Corporate Counsel of the Company, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the sale of the Shares, and for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I have made such legal and factual examinations and inquiries of all documents and corporate records related to the sale of the Shares, as I have deemed necessary or appropriate for purposes of this opinion.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

On the basis of my knowledge of the Company’s activities and its corporate records, I am of the opinion that upon issuance and delivery of the Shares in accordance with the applicable terms and conditions of the Plan and upon receipt by the Company of the full consideration for the Shares as determined pursuant to the Plan, and assuming no change in the applicable law or facts, the Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

Sincerely,

Becky S. Schaffer

Vice President, Corporate Counsel

and Assistant Secretary